Exhibit 77 C

The Turkish Investment Fund, Inc.
June 16, 2010

Director  For  Withheld
Frank L. Bowman  3,862,280 1,471,197
James F. Higgins 3,863,642 1,469,835
Manuel H. Johnson 3,856,564 1,476,913